UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 30, 2021
(Date of earliest event reported)

Farmers & Merchants Bancorp
(Exact name of registrant as specified in its charter)

Delaware	000-26099	94-3327828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Pine Street, Lodi, California 95240
(Address of principal executive offices)       (Zip Code)

(209) 367-2300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	FMCB	OTCQX

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 30, 2021, Farmers & Merchants Bancorp (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) for which the Board of Directors solicited proxies. A quorum of stockholders was present, consisting of a total of 548,127 shares or 69.4% of shares outstanding. The following items were voted on during the Meeting:

1. Election of Directors

The seven nominees listed below were elected and the results of the election were as follows:

Name	Votes For	Votes Withheld	Uncast
Edward Corum, Jr.	542,280	5,847	000
Stephenson K. Green	546,086	2,041	000
Gary J. Long	542,262	5,865	000
Kevin Sanguinetti	542,375	5,752	000
Kent A. Steinwert	541,885	6,242	000
Calvin (Kelly) Suess	536,502	11,625	000
Terrence A. Young	545,350	2,777	000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARMERS & MERCHANTS BANCORP

	By	/s/ Stephen W. Haley

Date: July 6, 2021		Stephen W. Haley
Executive Vice President & Chief Financial Officer